UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 17, 2008
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-49635 (Commission File Number)	870299034 (IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121
(Address of principal executive offices)
Registrant’s telephone number, including area code: 716-855-1068
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.-03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of certain Officers.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     On December 22, 2008, Minrad International Inc. (“Minrad” or the “Company”) and Piramal Healthcare, Inc., a Delaware corporation, (“Piramal”), Piramal Healthcare Limited, an Indian public limited company (“Parent”) and Mayflower Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“PH Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, PH Sub will merge with and into Minrad, with Minrad continuing after the merger as the surviving entity and as a subsidiary of Piramal (the “Merger”). At the effective time of the Merger, each outstanding share of Minrad common stock will be converted into the right to receive $0.12 in cash, without interest.
     Minrad has made customary representations and warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of Minrad’s stockholders, Minrad’s conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger and, subject to certain exceptions, Minrad’s agreement not to solicit, enter into discussions regarding, or provide confidential information in connection with, alternative transactions. Pursuant to the Merger Agreement, Minrad shall obtain any consents necessary to effect the cancellation of existing stock options that are by their terms or applicable law subject to cancellation upon consummation of the Merger and shall use its reasonable efforts to cancel options not subject to cancellation by their terms or applicable law.
     The Merger Agreement has been approved by Minrad’s and Piramal’s respective boards of directors. The completion of the Merger is subject to customary closing conditions, including the approval of Minrad’s stockholders. The officers and directors of Minrad and certain of its stockholders have entered into a voting agreement with Piramal in which they have agreed to vote their shares of Minrad stock in favor of the Merger (the “Voting Agreement”). The Voting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary of the Voting Agreement is qualified in its entirety by reference to such exhibit.
     The Merger Agreement contains certain termination rights of Piramal and Minrad and provides that, upon the termination of the Merger Agreement under certain circumstances, Minrad would be required to pay Piramal a termination fee of $1,200,000 plus Piramal’s out-of-pocket expenses incurred in connection with the Merger Agreement. The Merger is currently expected to close in the first calendar quarter of 2009.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Minrad or Piramal. In particular, the assertions embodied in the representations and warranties in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Minrad and Piramal to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Minrad and Piramal rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Minrad or Piramal.
     In connection with the Merger, Piramal has agreed to purchase Minrad’s outstanding Senior Secured Convertible Notes with an aggregate outstanding principal balance of $40,000,000 from the holders thereof upon the earliest of (i) the closing of the Merger, (ii) two business days after the stockholders meeting, if the Merger is not approved, or (iii) not more than two business days after the conditions to the Merger are satisfied. The purchase price for the Senior Secured Convertible Notes will be $30,840,704.56.
     Minrad and Piramal have also entered into a credit agreement (the “Credit Agreement”) pursuant to which Piramal has agreed to loan Minrad $12,000,000. Interest on the loan will be payable at the six-month LIBOR rate plus six percent (6%). Principal and interest for the loan will be payable upon the maturity date, 120 days after the closing of the loan. Minrad will pay a fee equal to 20% of the loan amount on the maturity date or upon acceleration of the loan, provided that no fee will be payable if Piramal or the Parent breach their obligations under the Merger

Agreement in a manner giving rise to Minrad’s right to terminate the Merger Agreement or if they breach their obligation to purchase the Senior Secured Convertible Notes under their agreement with the holders of those notes. The loan is secured by a lien on substantially all of the Company’s assets. The Credit Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the exhibit.
     Other than the Merger Agreement and Credit Agreement, there is no material relationship between Minrad and either Piramal or PH Sub.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of certain Officers.
     On December 17, 2008 the Board of Directors of Minrad International amended the Company’s Management Incentive and Retention Program (“MIRP”) to provide that the MIRP pool would be reduced to $500,000.
     Also on December 17, 2008, the Board of Directors of Minrad approved the Company’s entry into Indemnification Priority Agreements with certain of its directors, Jeffrey Ferrell, Brett Zbar, David DiGiacinto and Donald Farley, which provide that in the event that the director is entitled to indemnification from the Company and from another entity with which he is associated, the indemnification by the Company shall take priority. The form of Indemnification Priority Agreement is attached as Exhibit 10.3.
     On December 17, 2008 the Board of Directors of Minrad International also approved, to the extent legally permissible, the amendment of existing stock option plans of the Company (“Stock Plans”) and outstanding option agreements to acquire common stock of Minrad (“Common Stock”) as follows:
Notwithstanding anything in the option agreement to the contrary, in the event of the merger of the Company with another entity in which the stockholders of the Company will receive consideration in a form other than shares of the successor or surviving entity:
(a)	the option, whether or not then exercisable or vested, will automatically accelerate so that this option will, immediately prior to the effective time of the Merger, become fully vested and fully exercisable for all the shares of Common Stock at the time subject to the option and may be exercised by the holder thereof for any and all of such shares as fully vested shares of Common Stock, without regard to any vesting or installment exercise provisions otherwise contained therein, and

(b)	to the extent the option remains unexercised immediately prior to the effective time, the option will be cancelled as of the effective time in exchange for the right of the holder to receive, as the sole and complete consideration for the cancellation of the option and in lieu of any interest in or right to receive Common Stock of the Company or any substitute option or right in the common stock of its successor or the survivor following the merger, an amount in cash in respect thereof equal to the product of (i) as applicable, the excess, if any, of the per share merger consideration over the per share exercise price of the option, multiplied by (ii) the number of shares of Common Stock subject to the option.
If the exercise price per share of the unexercised option equals or exceeds the per share merger consideration, the cash amount payable under the preceding clause (b) will be $10.00 in the aggregate for the total number of such options.

Notwithstanding anything in the Stock Plans to the contrary, any optionee who, as of the effective time of the Merger, has not elected to exercise any option will be deemed to have consented to the cancellation of the option in exchange for the right to receive the consideration specified under the preceding clause (b) if and to the extent that such consent may be required. All amounts payable under the preceding clause (b) will be subject to applicable tax withholding.
Item 8.01 Other Events
     On December 22, 2008, Minrad and Piramal issued a joint press release announcing their entry into the Merger Agreement. The joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated December 22, 2008, by and among Piramal Healthcare, Inc., Mayflower Acquisition Corp., Piramal Healthcare LTD. and Minrad International, Inc. (1)

10.1	Voting Agreement

10.2	Credit Agreement

10.3	Form of Indemnification Priority Agreement

99.1	Press release dated December 22, 2008.

(1)	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Minrad will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Minrad International, Inc.
By:	/s/ David DiGiacinto
	Name:	David DiGiacinto
	Title:	President and Chief Operating Officer

Dated: December 23, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated December 22, 2008, by and among Piramal Healthcare, Inc., Mayflower Acquisition Corp., Piramal Healthcare LTD. and Minrad International, Inc. (1)

10.1	Voting Agreement

10.2	Credit Agreement

10.3	Form of Indemnification Priority Agreement

99.1	Press release dated December 22, 2008.

(1)	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Minrad will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.